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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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School Specialty, Inc.

(Name of Registrant as Specified In Its Charter)

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SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 29, 2007

To the Shareholders of School Specialty, Inc.:

The 2007 Annual Meeting of Shareholders of School Specialty, Inc. will be held at The American Club, located at 444 Highland Drive, Kohler, Wisconsin, on Wednesday, August 29, 2007 at 8:30 a.m. Central Time for the following purposes:

(1)	To elect three directors to serve until the 2010 Annual Meeting of Shareholders as Class III directors;

(2)	To approve the amended and restated School Specialty, Inc. Incentive Bonus Plan;

(3)	To approve the amended and restated School Specialty, Inc. 2002 Stock Incentive Plan;

(4)	To ratify the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for fiscal 2008; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Shareholders of record at the close of business on July 12, 2007 are entitled to receive notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone or Internet vote. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

July 24, 2007

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

July 24, 2007

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” the “Company,” “we” or “our” refer to School Specialty, Inc. and its subsidiaries. Our fiscal year ends on the last Saturday of April each year. In this Proxy Statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended April 28, 2007 is referred to as “fiscal 2007”).

This Proxy Statement is furnished by the Board of Directors of School Specialty for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Annual Meeting of Shareholders to be held at The American Club, located at 444 Highland Drive, Kohler, Wisconsin, on Wednesday, August 29, 2007 at 8:30 a.m. Central Time, and at any adjournment or postponement thereof (the “Annual Meeting”). It is expected that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card, together with our Annual Report on Form 10-K for fiscal 2007, will be mailed to shareholders starting on or about July 24, 2007.

Shareholders can ensure that their shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy card in the envelope provided, by calling the toll-free telephone number listed on the proxy card or following the instructions for Internet voting on the proxy card. If you submit a signed proxy card or vote by telephone or Internet, you may still attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone, Internet or mail that is received later. You will not revoke a proxy merely by attending the Annual Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted as follows:

•	FOR the election of the three individuals nominated to serve as Class III directors;

•	FOR approval of the amended and restated School Specialty, Inc. Incentive Bonus Plan;

•	FOR approval of the amended and restated School Specialty, Inc. 2002 Stock Incentive Plan; and

•	FOR ratification of the appointment of the independent registered public accounting firm.

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain shareholders by telephone or other electronic means.

Only shareholders of record at the close of business on July 12, 2007 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Annual Meeting. As of the Record Date, we had approximately 21,125,415 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Wisconsin law and School Specialty’s by-laws, the presence of a quorum is required to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by proxies that are marked, with respect to the director election, “withhold authority” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.

With respect to the vote required to approve the various proposals at the Annual Meeting, the following rules apply:

•

The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote. In the election of a director, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of such election.

•

Approval of the proposals to approve the amended and restated School Specialty, Inc. Incentive Bonus Plan and the amended and restated School Specialty, Inc. 2002 Stock Incentive Plan requires that the votes cast in favor of the proposals exceed the votes cast opposing the proposals. Abstentions and broker non-votes will therefore have no effect on the approval of these proposals.

•

Ratification of the appointment of the independent registered public accounting firm requires that the votes cast in favor of ratification exceed the votes cast opposing the ratification. Abstentions and broker non-votes will therefore have no effect on the approval of this proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of the Record Date (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the executive officers named in the summary compensation table (the “Named Executive Officers”), all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (8)
David J. Vander Zanden (1)	458,519	2.1%
Thomas M. Slagle (1)	0	*
Steven F. Korte (1)	12,500	*
Gregory D. Cessna (1)	12,800	*
Mary M. Kabacinski (2)	2,000	*
David G. Gomach (2)	30	*
Stephen R. Christiansen (2)	0	*
A. Jacqueline Dout	0	*
Edward C. Emma (1)	4,000	*
Terry L. Lay (1)	18,500	*
Jonathan J. Ledecky (1)	951,203	4.3%
Herbert A. Trucksess, III	1,000	*
Jacqueline F. Woods	0	*
All executive officers, directors and director nominees as a group (13 persons) (1)	1,460,552	6.9%

MSD Capital, L.P. (3) MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022	2,784,500	13.2%

EARNEST Partners, LLC (4) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	2,565,318	12.1%

Cramer Rosenthal McGlynn, LLC (5) 520 Madison Avenue New York, New York 10022	1,422,875	6.7%

T. Rowe Price Associates, Inc. (6) T. Rowe Price New Horizons Fund, Inc. 100 East Pratt Street Baltimore, Maryland 21202	1,386,559	6.6%

Dimensional Fund Advisors LP (7) 1299 Ocean Avenue Santa Monica, California 90401	1,292,912	6.1%

*	Less than 1% of the outstanding Common Stock.

(1)	Share amounts include options granted under our 1998 and/or 2002 Stock Incentive Plans which are currently exercisable, or exercisable within 60 days after the Record Date, in the amount of 408,519 for Mr. Vander Zanden, 12,500 for Mr. Korte, 12,500 for Mr. Cessna, 951,079 for Mr. Ledecky, 17,000 for Mr. Lay, 3,000 for Mr. Emma and 1,404,598 for all executive officers and directors as a group.

(2)	Ms. Kabacinski resigned her employment with the Company effective September 15, 2006, and Mr. Gomach resigned his employment with the Company effective July 2, 2007. Mr. Christiansen’s employment with the Company was terminated as of September 15, 2006.

(3)	MSD Capital, L.P. and MSD SBI, L.P. have jointly filed an amended Schedule 13D with the Securities and Exchange Commission (“SEC”) reporting that they had, as of June 20, 2006, shared voting and dispositive power over 2,784,500 shares of Common Stock.

(4)	EARNEST Partners, LLC filed an amended Schedule 13G with the SEC reporting that it had, as of December 31, 2006, sole voting power over 686,238 shares of Common Stock, shared voting power over 858,880 shares of Common Stock and sole dispositive power over 2,565,318 shares of Common Stock.

(5)	Cramer Rosenthal McGlynn, LLC has filed a Schedule 13G with the SEC reporting that it had, as of December 31, 2006, sole voting power over 1,366,225 shares of Common Stock, sole dispositive power over 1,405,945 shares of Common Stock and shared dispositive power over 1,422,875 shares of Common Stock.

(6)	T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. have jointly filed an amended Schedule 13G with the SEC reporting that they had, as of December 31, 2006, sole voting power over 330,465 and 1,020,468 shares, respectively, of Common Stock and T. Rowe Price Associates, Inc. had sole dispositive power over 1,386,559 shares of Common Stock.

(7)	Dimensional Fund Advisors LP (“Dimensional”) has filed a Schedule 13G with the SEC reporting that it had, as of December 31, 2006, sole voting and dispositive power over 1,292,912 shares of Common Stock in its role as investment advisor to four investment companies registered under the Investment Company Act of 1940 and investment manager to certain other comingled group trusts and accounts (such trusts and accounts, together with such investment companies, referred to as the “Funds”). According to the filing, all securities reported therein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(8)	Based on 21,125,415 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: ELECTION OF DIRECTORS

School Specialty’s Board of Directors currently consists of six members. The Board of Directors has determined that the majority of the current directors are independent under the listing standards of The NASDAQ Stock Market LLC. Our independent directors include Edward C. Emma, Terry L. Lay, Jonathan J. Ledecky, Herbert A. Trucksess, III and Jacqueline F. Woods. Directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of the directors in Class III expires at the Annual Meeting. The Board of Directors proposes that the nominees described below be elected as Class III directors for a new term ending at the 2010 Annual Meeting and until their successors are duly elected and qualified. Mr. Lay is currently serving as a Class III director and is standing for re-election. Mr. Trucksess was appointed by the Board of Directors as a Class III director effective February 21, 2007 and nominated for election at the recommendation of the independent members of the Board. Ms. Dout was nominated for election by the Board of Directors at the recommendation of the independent members of the Board.

Each of the nominees has indicated a willingness to serve as a director, but if any nominee should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

The Board of Directors unanimously recommends that shareholders vote “for” the election of the nominees to serve as directors.

NOMINEES FOR DIRECTOR—CLASS III

Name and Age of Director

A. Jacqueline Dout Age 52	Since April 2002, Ms. Dout has served as Senior Vice President, Chief Financial Officer and Secretary for Pella Corporation in Pella, Iowa, a producer of building products. Prior to joining Pella, Ms. Dout was President of JJB Enterprises, Inc. of Detroit, Michigan, and previously served as Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a manufactured home builder and retailer. She is a member of the Iowa State Board of Education and the Iowa College Foundation. She is also a director and chairperson of the audit committee of Cavco Industries, Inc.

Terry L. Lay Age 59	Mr. Lay has served as a director of School Specialty since June 2004 and was appointed non-executive Chairman of the Board in February 2006. He retired from VF Corporation in June 2005 having served as its Vice President and Chairman—Global Jeanswear Coalition. Previously, he served as Vice President and Chairman—Outdoor and International Jeanswear Coalitions. In October 2000, Mr. Lay was named Vice President Global Processes for VF Corporation in addition to his role as Chairman of VF’s International Jeanswear Coalition, which he held from March 1999 until his retirement. He previously served as President of the Lee Apparel Company.

Herbert A. Trucksess, III Age 58	Mr. Trucksess was appointed as a director of School Specialty in February 2007. He is the Chairman of Saia, Inc., previously SCS Transportation, Inc., a leading less-than-truckload transportation and supply chain solutions business. He was President and Chief Executive Officer of SCS Transportation, Inc. from February 2002 until December 2006.

CONTINUING DIRECTORS—CLASS I

(term expiring 2008)

Name and Age of Director

Edward C. Emma Age 52	Mr. Emma has served as a director of School Specialty since June 2006. He has been President and Chief Operating Officer of Jockey International, Inc. since 1995, and has served in various management roles at Jockey International since 1991. Mr. Emma has been a director of Jockey International since 1994.

Jonathan J. Ledecky Age 49	Mr. Ledecky has served as a director of School Specialty since June 1998 and was an employee of School Specialty from June 1998 to June 2000. He is currently President, Secretary and a director of Victory Acquisition Corp., a publicly-traded special purpose acquisition corporation formed in January 2007 and President, Secretary and a director of Endeavor Acquisition Corp., a publicly-traded special purpose acquisition corporation formed in June 2005. He is also currently Chairman of the Ledecky Foundation, a philanthropic organization, and Chairman of Ironbound Partners Fund LLC, a private investment management fund.

CONTINUING DIRECTORS—CLASS II

(term expiring 2009)

Name and Age of Director

David J. Vander Zanden Age 52	Mr. Vander Zanden became Chief Executive Officer of School Specialty in September 2002, and served as Interim Chief Executive Officer since March 2002 and President and Chief Executive Officer from September 2002 to March 2007. Mr. Vander Zanden served as President and Chief Operating Officer from March 1998 to March 2002. From 1992 to March 1998, he served as President of Ariens Company, a manufacturer of outdoor lawn and garden equipment. Mr. Vander Zanden has served as a director of School Specialty since June 1998.

Jacqueline F. Woods Age 59	Ms. Woods is currently a senior consultant specializing in executive coaching, media relations and crisis communications with the Landau Public Relations firm. Prior to her retirement, she served as President of AT&T Ohio, formerly SBC Ohio. She is also a director of The Timken Company, The Anderson’s, Inc. and the Cleveland Foundation. Additionally, she is trustee of Kent State University, Muskingum College and the Foundation of Independent Higher Education.

CORPORATE GOVERNANCE

The Board of Directors has standing Governance/Nominating, Compensation and Audit Committees, each of which is governed in accordance with a written charter. The Board of Directors held nine meetings in fiscal 2007. Each director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which such director served, if any, in fiscal 2007. School Specialty does not have a policy regarding board members’ attendance at the annual meeting of shareholders; however, all of the members of the Board of Directors attended the 2006 annual meeting of shareholders.

Governance/Nominating Committee. The Governance/Nominating Committee is responsible for approving director nominations. The Governance/Nominating Committee’s charter sets forth the authority and responsibilities of the committee with respect to director nominations. In connection with the selection and nomination process, the committee reviews the desired experience, skills and other qualities of potential candidates to assure the appropriate Board composition, taking into account the current Board members and the specific needs of School Specialty and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to School Specialty.

The members of the Governance/Nominating Committee include Ms. Woods (Chairperson), Mr. Lay and Mr. Emma, each of whom is “independent” within the meaning of the listing standards of The NASDAQ Stock Market. The Governance/Nominating Committee held one meeting in fiscal 2007. Prior to the appointment of the committee by the Board in February 2007, director nominations were the responsibility of all of the Company’s independent directors, as permitted under the listing standards of The NASDAQ Stock Market.

The Governance/Nominating Committee will consider candidates nominated by shareholders of School Specialty in accordance with the procedures set forth in School Specialty’s by-laws. Under School Specialty’s by-laws, nominations other than those made at the discretion of the Board of Directors (or persons appointed by the Board of Directors) must be made pursuant to a timely notice in proper written form to the Secretary of School Specialty. To be timely, a shareholder’s request to nominate a person for director at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the Secretary of School Specialty at School Specialty’s principal office not less than 60 nor more than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination. Candidates nominated by shareholders of School Specialty in accordance with these procedures will be evaluated by the Governance/Nominating Committee on the same basis as other nominees.

Compensation Committee. Under its charter, the responsibilities and powers of the Compensation Committee include the following:

•	reviewing and updating, as needed, the Company’s executive compensation objectives, policies and philosophy;

•

the review and approval of the performance and compensation of the Company’s executive officers, including the Chief Executive Officer, whose compensation must be also be ratified by a majority of the independent members of the Board of Directors;

•	making recommendations to the Board of Directors with respect to incentive compensation and equity-based or other compensation plans that require full Board approval;

•

the review and administration of the Company’s executive compensation plans, including all incentive compensation and equity-based or other compensation plans, and designating plan participants, establishing objectives and applicable performance measurement criteria and approving awards;

•

serving as the committee required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with responsibility for establishing, administering, and certifying attainment of performance goals in order to comply with such section as the Compensation Committee deems appropriate;

•

reviewing the level and composition of compensation and benefits provided to non-employee members of the Board of Directors on a periodic basis, and approving any changes. Such approval shall also be ratified by a majority of the independent members of the Board of Directors;

•

as required under the rules of the SEC, providing a Compensation Committee report to be included in the Company’s annual proxy statement which states whether (1) the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement, and (2) based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement; and

•	taking further action as necessary or appropriate upon authority provided by the Board of Directors with respect to any other compensation matters that may arise.

The Compensation Committee may delegate authority and assign responsibility to with respect to such of its functions and to such officers of the Company, or committees comprised of such persons, as it may deem appropriate from time to time. In addition, in the course of fulfilling its duties, the Compensation Committee shall have the sole authority to retain, at the Company’s expense, a compensation consultant and to approve the consultant’s fees and other retention terms, and to terminate such compensation consultant. Likewise, the Compensation Committee has the sole authority to retain, at the Company’s expense, legal, accounting or other advisors, including sole discretion to approve the fees and other retention terms of any such advisor and to terminate such advisor.

The members of the Compensation Committee are Mr. Emma (Chairman), Mr. Lay, Mr. Trucksess and Ms. Woods, each of whom is “independent” within the meaning of the listing standards of The NASDAQ Stock Market. The Compensation Committee held six meetings in fiscal 2007. Additional information regarding the role of the Compensation Committee may be found under “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.

Until February 2007, the Board of Directors also had in place the Executive Performance Compensation Committee as a sub-committee of the Compensation Committee to approve certain matters related to performance-based compensation when required by Section 162(m) of the Code and to administer our 1998 and 2002 Stock Incentive Plans. The responsibilities previously undertaken by the Executive Performance Compensation Committee are now responsibilities of the Compensation Committee.

Audit Committee. The Audit Committee is responsible for oversight of School Specialty’s accounting and financial reporting processes and the audit of School Specialty’s financial statements. The members of the Audit Committee are Mr. Trucksess (Chairman), Mr. Emma and Mr. Lay, each of whom is “independent” within the meaning of the listing standards of The NASDAQ Stock Market. Each member of the Audit Committee has been determined by the Board of Directors to be an “audit committee financial expert” for purposes of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted, and the Board of Directors has approved, a charter for the Audit Committee. The Audit Committee held five meetings in fiscal 2007.

Shareholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o Karen Riching, Assistant Secretary, W6316 Design Drive, Greenville, Wisconsin 54942. The Assistant Secretary will regularly forward such communications to the appropriate board member(s).

Certain documents relating to corporate governance matters are available on School Specialty’s web site at www.schoolspecialty.com. These documents include the following:

•	The charters of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee; and

•

Code of Business Conduct/Ethics, which contains an employee hotline number that employees may use to report suspected code violations on a confidential basis. All employees of School Specialty have been made aware of the availability of the hotline.

RELATED PARTY TRANSACTIONS

Under its written charter, the Company’s Audit Committee is responsible for reviewing and approving all related party transactions with directors, executive officers, 5% shareholders, members of their families and persons or entities affiliated with them. No such transactions occurred in fiscal 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires School Specialty’s directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in School Specialty. Copies of these reports must also be furnished to School Specialty. Based solely on a review of these copies, School Specialty believes that all filing requirements were complied with on a timely basis during fiscal 2007 with the exception of a Form 3 filed on behalf of each of Mr. Cessna and Mr. Korte. Due to clerical error, the Form 3s initially filed on behalf of these individuals incorrectly stated their holdings in Company Common Stock, and were subsequently amended to correct the error.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide the reader with a clear and understandable discussion of our compensation philosophy and practices, the elements of compensation of our Chief Executive Officer and our other Named Executive Officers, why those elements have been selected and how they are applied and implemented by the Compensation Committee and ratified by the independent members of our Board of Directors.

The objective of the Company’s executive compensation program is to attract and retain highly competent executives, to provide incentives for achieving and exceeding the Company’s short-term and long-term financial goals, and to align the financial objectives of our executives with the enhancement of shareholder value.

The executive compensation program is designed to provide executives with competitive compensation that maintains a balance between cash and non-cash compensation and to place a significant portion of total compensation at risk, with results tied both to annual and long-term financial performance of the Company as well as to the creation of shareholder value. The program is also designed to provide strong opportunity differentiation in order to reward the Company’s best performers and to allow executives to build an equity stake in order to encourage them to manage from the perspective of owners of the Company.

The following individuals comprised our Named Executive Officers for fiscal 2007: David J. Vander Zanden, Chief Executive Officer; Thomas M. Slagle, President and Chief Operating Officer; Gregory D. Cessna, Executive Vice President—Education Essentials; Steven F. Korte, Executive Vice President—Educational Publishing; Mary M. Kabacinski, Executive Vice President and Chief Financial Officer until September 2006; David G. Gomach, Executive Vice President and Chief Financial Officer from September 2006 to July 2007; and, Stephen R. Christiansen, Executive Vice President—Specialty Companies until September 2006. Mr. Christiansen was terminated effective September 15, 2006, and under his employment agreement, Mr. Christiansen received post-employment compensation as described below.

Overview. The compensation structure for our executive officers, including the Named Executive Officers, consists in general of three principal components: base salary, annual cash incentive bonus and long-term equity incentive awards. Total compensation is designed to create a balance between cash and non-cash compensation and between short-term and long-term goals based upon market information regarding the practices of comparable companies, as described in more detail below. The Company expects some variation among these components primarily driven by the grant, vesting and/or exercise of equity incentive awards.

Base salary levels are an important element in attracting and retaining quality personnel in a competitive market. Base salaries are determined based on subjective factors, including the individual’s level of responsibility, experience and past performance record, and on objective factors such as national and regional survey data. In addition, a significant portion of total compensation is directly related to and contingent upon objective performance criteria established on an annual basis. Accordingly, our executives participate in annual cash incentive arrangements based in part on objective formulas tied to each individual’s profit center and/or the Company as a whole. Finally, the Company is committed to equity ownership on the part of executives, as an important way in which the Company helps ensure that executives’ interests remain closely aligned with the interests of our shareholders. Equity ownership is currently accomplished through stock options granted to executive officers generally triggered upon hire or promotion into an executive position. There is no requirement for executives to hold Common Stock other than through our equity incentive plans. Executives are encouraged to hold their options for a significant period of the 10-year option life, although they are not required to hold their options beyond the vesting period, which is normally over four equal annual installments beginning on the first anniversary from the date of grant. The Company continues to explore innovative ways to ensure that equity is granted to associates and officers in a highly responsible manner that both meets business objectives for talent attraction and retention and provides value to the Company’s shareholders.

The Compensation Committee charter provides for access to resources it deems necessary or desirable to accomplish its responsibilities, including the sole authority to retain, at the Company’s expense, independent experts in the field of executive compensation. Historically, total compensation and the mix of cash and non-cash compensation were determined with reference to national and regional survey data for companies of comparable size, complexity and geographic location and also in consideration of specific needs of the Company to attract and retain executive talent. In addition to those factors, during fiscal 2007, the Compensation Committee engaged Towers Perrin as an independent compensation expert to advise the Compensation Committee with the respect to development and implementation of updated executive compensation packages.

The guiding philosophy selected by the Compensation Committee is that the Company will provide an average proportion of the most commonly used executive compensation components and that each compensation component employed will deliver value at a target equal to the median range of companies comparable to the Company. In keeping with this philosophy, the Compensation Committee selected the median of the respective ranges based upon proprietary survey data obtained from Towers Perrin using size-adjusted Company revenue and comparative employment position information from a general industry group of U.S. market-capitalized companies. The Compensation Committee reviews the competitiveness of our overall executive compensation programs, including the mix between cash and non-cash compensation, and annual and long-term incentive targets and payments or awards, on an annual basis.

The total compensation opportunity for executive officers and other senior leaders is targeted to highly competitive levels relative to the comparable companies within the median range if superior results are achieved. For the Named Executive Officers, the portion of total compensation at risk is significantly higher than for less senior executives.

Base Salary. The Company views a competitive base salary as an important component of compensation to attract and retain executive talent. Annual base salaries also serve as a basis for the annual corporate incentive bonus plan, which expresses bonus opportunity as a percentage of annual base salary. While annual base salary is paid even if annual performance goals are not met, individual performance and magnitude of responsibilities are considered by the Compensation Committee when evaluating proposed salary adjustments.

The Compensation Committee establishes salary ranges based primarily on comparative survey data as indicated above along with a review of performance. The comparison group includes a broad range of U.S. companies with whom the Company competes for executive talent. Survey data historically included the National Executive Compensation Survey; the Annual Executive Compensation Survey, published by the Milwaukee Journal Sentinel; and CompAnalyst™. In making salary recommendations for fiscal 2008, the Compensation Committee considered proprietary survey data compiled by Towers Perrin using size-adjusted Company revenue (approximately $1.0 billion) and comparative position information from a general industry group of U.S. companies. The Company uses the median range of such salary data as a target for determining base salaries, along with considerations of historical base salaries and specific recruitment and retention needs.

Mr. Vander Zanden’s base salary is reviewed annually by the Compensation Committee which recommends changes for approval by the Board of Directors. In fiscal 2007, Mr. Vander Zanden received a base salary of $505,000, which was unchanged from fiscal 2006. In accordance with the philosophy identified above and more specifically in relation to principal executive officer position information obtained from Towers Perrin, effective April 30, 2007, Mr. Vander Zanden’s base salary was increased to $650,000. Executive salaries for officers other than the Chief Executive Officer are recommended to the Compensation Committee for review and approval prior to submission to the Board of Directors for ratification.

The Compensation Committee considers annual merit increases to base salaries for the Named Executive Officers immediately prior to the regularly scheduled August board meeting and has the discretion to make other salary adjustments for such things as increased responsibilities, performance and market conditions with Board of Directors approval. During December of fiscal 2007, Mr. Cessna’s and Mr. Korte’s base salaries were increased from $265,000 to $300,000 in accordance with the philosophy and factors described above and more specifically to reflect improved performance in the Education Essentials business led by Mr. Cessna and the assumption of increased divisional responsibilities by Mr. Korte. Mr. Slagle’s base salary was established at $525,000 under the terms of his employment agreement dated March 15, 2007 in accordance with the philosophy and factors described above, upon his joining the Company as President and Chief Operating Officer. Mr. Gomach’s base salary was established at $300,000 under the terms of his employment agreement dated August 14, 2006 in accordance with the philosophy and factors described above, upon his joining the Company as Chief Financial Officer.

Annual Cash Incentive Plan. For corporate executives, including the Named Executive Officers, the annual incentive compensation plan in effect for fiscal 2007 permitted such persons to receive from 0% to 100% of their base salary compensation in the form of a cash incentive payment. In fiscal 2007, the cash incentive was tied to consolidated diluted Earnings per Share (“EPS”) (80%) and company-wide service measurement goals (20%) for Mr. Vander Zanden and Mr. Gomach. The cash incentive payment was tied to consolidated EPS (40%), divisional EBITA (Earnings before Interest, Taxes and Amortization) (40%) and division-wide service measurement goals (20%) for Mr. Cessna and Mr. Korte. Mr. Slagle did not participate in the incentive compensation plan for fiscal 2007 as he was not employed by the Company until the fourth quarter of fiscal 2007.

At the regularly scheduled board meeting that occurs in June, the Compensation Committee approves the metrics to be employed for the plan year, the targets for the metrics, the relative weighting of the metrics, and the payout as a percentage of the target performance level. Matrices are approved that establish a threshold performance level (below which no cash incentive may be paid), a target performance level for each metric based on our operating business plan, taking into account what management believes to be the likelihood of achieving the business plan, and a range of payouts between the threshold and established maximums. Based on the criteria set forth in the incentive compensation plan and the Company’s financial performance, no cash incentive payments were earned by any of the Named Executive Officers in fiscal 2007. A discretionary cash award was approved for Mssrs. Gomach, Korte and Cessna for their service to the Company in fiscal 2007 and paid in the first quarter of fiscal 2008 as described below under the caption, “Discretionary Award.”

In accordance with the philosophy and factors described above, the Compensation Committee establishes threshold, target, and maximum cash incentive payments expressed as a percentage of base salary with threshold levels established for the metrics that are believed to be on average 80% achievable, target levels that are believed to be on average 50-60% achievable and the maximum payout levels that are believed to be on average 10% achievable. The percentages of base salary ranges differ based upon the overall responsibility of the employment position and in relation to such percentages established by comparable companies for comparable employment positions. The ranges are periodically reviewed and updated by the Compensation Committee. For fiscal 2008, the following ranges have been established for the positions indicated:

Executive Position	Payout at Threshold	Payout at Target	Payout at Maximum
Chief Executive Officer	18%	90%	150%
President and Chief Operating Officer	14%	70%	130%
Chief Financial Officer	10%	50%	100%
Executive Vice President(s)	10%	50%	100%

The annual incentive compensation plan is silent on any impact that a financial restatement would have on cash incentive awards; however, should a financial restatement ever occur, the Compensation Committee would review the facts and circumstances surrounding the restatement to determine the impact if any on current or future total compensation. The Board or the Compensation Committee has the discretion to adjust the plan year results to properly reflect the affects of any acquisition that occurred during the plan year. The Company is seeking shareholder approval at the Annual Meeting of the amended and restated School Specialty, Inc. Incentive

Bonus Plan, which among other things, establishes the financial metrics available to the Compensation Committee to be used in granting performance-based cash awards under such plan. See “Proposal Two: Approval the Amended and Restated School Specialty, Inc. Incentive Bonus Plan” in this Proxy Statement.

Equity-Based Compensation. Under our 1998 and 2002 Stock Incentive Plans, the Compensation Committee determines the equity compensation awards to be made to executive officers and others. While the Stock Incentive Plans allow for option grants and stock grants, prior to fiscal 2007, stock options were the only form of equity-based compensation used by the Company. Options are generally granted to executives at the time of commencement of employment and are used as a critical element in the attraction and retention of executive talent and the alignment of executive interests with the interests of shareholders. During fiscal 2007, the Compensation Committee approved the Fiscal 2007 Performance Share Award Plan whereby grants of a fixed number of stock options under the Company’s outstanding Stock Incentive Plans could be made to the Named Executive Officers and other members of management upon the threshold achievement of metrics consistent with those outlined in the fiscal 2007 annual incentive compensation plan. Mr. Vander Zanden was eligible for 7,500 options based on the attainment of the threshold EPS goal; Mr. Cessna and Mr. Korte were eligible for 6,000 options based on the attainment of the threshold divisional EBITA goal; and Mr. Gomach was eligible for 10,000 performance option shares under the terms of his employment agreement. Mr. Slagle did not participate in the Fiscal 2007 Performance Share Award Plan for fiscal 2007 as he was not employed by the Company until the fourth quarter of fiscal 2007. During fiscal 2007, threshold EPS and EBITA goals were not met and accordingly no options were granted under this plan to any of the Named Executive Officers.

The Compensation Committee has established guidance for the administration and use of equity-based compensation that is consistent with the compensation philosophy and factors described above. Those guidelines include targeting a relative equity compensation value that is in the median range of grants by comparable companies and provides an even mix between nonqualified stock options and performance based non-vested stock units (“NSUs”). Grants of ‘at-the-money’ stock options will be made in general every three years (usually beginning at the date of employment), however the compensation value of options granted will be approximately equal to the compensation value that would have been granted assuming annual grants as determined using option compensation valuation models. The Company believes that a grant of stock options upon commencement of employment, along with periodic grants thereafter and the Company’s use of NSUs provides an effective incentive to fulfill the Company’s recruitment and retention objectives. In accordance with this notion and based upon the recommendations by the Compensation Committee determined using the Towers Perrin executive compensation analysis, Mr. Vander Zanden was awarded 250,000 nonqualified stock options effective February 20, 2007, with an exercise price equal to the closing price of the Company’s common stock on such date. Prior to this grant, all of Mr. Vander Zanden’s previous grants of stock options had vested. It is not anticipated that Mr. Vander Zanden will receive another grant of stock options within the three years following the aforementioned grant date. In addition, Mr. Slagle and Mr. Gomach were granted 100,000 and 45,000 nonqualified stock options, respectively, upon commencement of employment with the Company and Mr. Cessna and Mr. Korte were each granted 50,000 nonqualified stock options upon the assumption of their Executive Vice President roles in December 2005.

The Company is seeking shareholder approval at the Annual Meeting of the amended and restated 2002 School Specialty, Inc. Stock Incentive Plan, which among other things, establishes the financial metrics available to the Compensation Committee to be used in granting performance-based equity awards under such plan. See Proposal Three: Approval of the Amended and Restated School Specialty, Inc. 2002 Stock Incentive Plan” in this Proxy Statement.

NSUs have been granted to the Named Executive Officers and other members of management effective at the beginning of fiscal 2008, subject to shareholder approval of the amended and restated 2002 School Specialty, Inc. Stock Incentive Plan. The performance measurement metric upon which vesting of the NSUs will be contingent for the fiscal 2008-2010 award cycle is EPS. The plan will employ a three-year average EPS to determine a matrix of payouts (to be made in shares of common stock of the Company) between the established threshold and maximum three-year average EPS goals ranging from 80% to 200% of an executive’s targeted number of NSUs, with the EPS goal being established and approved by the Compensation Committee within 90 days of the beginning of the award cycle. The target goal is established to be on average 60% achievable, resulting in 100% payout of the executive’s targeted number of NSUs. The Compensation Committee will review and approve any awards made under the plan after the audited financial statements after the end of each three-year cycle have been issued. The plan established for the three-year fiscal period 2008-2010 will be referred to as the Fiscal 2008 Performance Share Program. It is the Company’s intention to employ three-year cycle performance-based NSU awards on annual basis going forward as a component of equity-based compensation.

The number of shares to be awarded for the Fiscal 2008 Performance Share Program if three-year average EPS goals are achieved at the indicated levels is as follows by position:

Executive Position	Shares Awarded at Threshold	Shares Awarded at Target	Shares Awarded at Maximum
Chief Executive Officer	21,200	26,500	53,000
President and Chief Operating Officer	12,000	15,000	30,000
Chief Financial Officer	3,200	4,000	8,000
Executive Vice President(s)	3,200	4,000	8,000

Discretionary Award. Based on significant contributions towards the achievement of overall long-term Company objectives and improved Company financial performance compared to fiscal 2006, Mssrs. Gomach, Korte and Cessna were awarded cash bonuses for their service to the Company in fiscal 2007. The bonuses were paid in the first quarter of fiscal 2008 and were calculated as 15% of their base salary paid to them during fiscal 2007.

Perquisites and Other Personal Benefits. Other than relocation-related perquisites which may be provided to senior leaders and executives, the Company does not provide any form of perquisites to the Named Executive Officers. Relocation benefits of $79,859 were paid by the Company to or on behalf of Mr. Cessna upon his relocation to Wisconsin in fiscal 2007. Personal benefits provided to all employees include employee discounts on Company products, subsidies on health care costs, and paid time off.

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1 million for any fiscal year paid to the corporation’s chief executive officer and other highly compensated executive officers whose compensation is required to be reported in this Proxy Statement as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In making compensation decisions, it is the Compensation Committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m). Because of uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that the compensation paid to our most highly compensated officers will be deductible for federal income tax purposes, notwithstanding the Company’s efforts to satisfy such section. In addition, the Company may pay compensation that does not satisfy these requirements for deduction if it is deemed advisable for business reasons.

Summary Compensation Information. The following table sets forth the compensation earned by the Named Executive Officers during fiscal year 2007:

Summary Compensation Table—Fiscal 2007

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (5)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
David J. Vander Zanden Chief Executive Officer	2007	$505,000	$—	$264,576	$6,089	(2)	$775,665

Thomas M. Slagle President and Chief Operating Officer	2007	$64,615	$—	$42,031	$—		$106,646

Steven F. Korte Executive Vice President, Educational Publishing	2007	$278,562	$41,668	$193,359	$6,089	(2)	$519,678

Gregory D. Cessna Executive Vice President, Education Essentials	2007	$278,562	$41,668	$193,359	$86,459	(3)	$600,048

Former Executive Officers

David G. Gomach Executive Vice President and Chief Financial Officer	2007	$213,462	$31,154	$108,707	$346	(2)	$353,669

Mary M. Kabacinski Executive Vice President and Chief Financial Officer	2007	$167,308	$—	$—	$—		$167,308

Stephen R. Christiansen Executive Vice President, Specialty Companies	2007	$101,923	$—	$—	$163,077	(4)	$265,000

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions, and thus include amounts from awards granted during fiscal 2007 and also awards granted prior to fiscal 2007. The assumptions used in the computation of this amount are included in Note 13, “Share-Based Compensation Expense,” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 26, 2007.

(2)	Represents contributions by the Company under the School Specialty, Inc. 401(k) plan.

(3)	Includes $79,859 of relocation benefits paid to Mr. Cessna in fiscal 2007 and $6,600 of contributions by the Company under the School Specialty, Inc. 401(k) plan.

(4)	Represents termination payments to Mr. Christiansen in fiscal 2007 in accordance with the terms of his employment agreement.

(5)	Represents discretionary cash bonuses awarded to Mssrs. Gomach, Korte and Cessna for their service to the Company in fiscal 2007 and paid in the first quarter of fiscal 2008. No amounts were awarded under the Incentive Bonus Plan for fiscal 2007.

Grants of Plan-Based Awards. Details of grants of options to acquire School Specialty Common Stock and an estimate of our future payouts under our non-equity incentive plan for fiscal 2007 for Named Executive Officers are listed below.

Grants of Plan-Based Awards—Fiscal 2007

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards (3)
			Threshold ($)	Target ($)	Maximum ($)
David J. Vander Zanden		(1)	$0	$131,300	$505,000	—	$—	$—
	2/20/2007	(2)	$—	$—	$—	250,000	$38.91	$3,758,525
Thomas M. Slagle	3/15/2007	(2)	$—	$—	$—	100,000	$36.82	$1,398,500
Steven F. Korte		(1)	$0	$80,783	$278,562	—	$—	$—
Gregory D. Cessna		(1)	$0	$80,783	$278,562	—	$—	$—

Former Executive Officers
David G. Gomach		(1)	$0	$55,500	$213,462	—	$—	$—
	8/29/2006	(2)	$—	$—	$—	45,000	$36.24	$655,835
Mary M. Kabacinski	—		$—	$—	$—	—	$—	$—
Stephen R. Christiansen	—		$—	$—	$—	—	$—	$—

(1)	Represents awards under the Company’s Incentive Bonus Plan.

(2)	Represents awards of stock options under our 1998 and 2002 Equity Incentive Plans.

(3)	Amounts shown reflect the grant date fair value computed in accordance with SFAS 123(R). The assumptions used in the computation of this amount are included in Note 13, “Share-Based Compensation Expense,” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 26, 2007.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The Company is party to an employment agreement with each of the Named Executive Officers who is currently employed with the Company. Each employment agreement sets for the terms of that officer’s employment, including among other things, salary, cash incentive plan arrangements, separation arrangements and other compensation. Material terms are described below.

The Company entered into an employment agreement with David J. Vander Zanden, President and Chief Executive Officer of School Specialty, on November 5, 2002. The agreement had an initial term of three years, and automatically renews for additional three year terms following the first year of the initial term or any renewal term unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $425,000 (subject to increase at the discretion of the Board of Directors) and participation in a performance-based incentive compensation plan. Mr. Vander Zanden’s annual base salary for fiscal 2008 has been increased from his fiscal 2007 annual base salary of $505,000 to $650,000 as described above. The agreement contains a confidentiality provision that is triggered upon the termination of Mr. Vander Zanden’s employment and runs for a period of two years. The agreement provides Mr. Vander Zanden the right to terminate his employment upon a change of control of the Company. In the event Mr. Vander Zanden’s employment is terminated due to his death or disability or upon a change of control, the Company is required to pay to him his base salary for the balance of the then remaining term of the agreement. Additionally, during any period of salary continuation described in the agreement, Mr. Vander Zanden and his family shall continue to be covered under all health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Vander Zanden and the Company. The agreement contains a non-compete provision that applies during Mr. Vander Zanden’s employment and runs for a period of two years following termination of employment or the length of time he receives base salary payments, whichever is longer. On November 5, 2002, the Board of Directors of School Specialty approved an

Executive Term Life Insurance Plan (the “Plan”) for Mr. Vander Zanden. The Plan provided for $20 million of term life insurance coverage on the life of Mr. Vander Zanden. The Plan, with premiums paid by the Company, provided coverage under two separate policies. The first policy provided for $10 million of coverage, with the Company designated as the beneficiary. The second policy provided for $10 million of coverage, with beneficiaries designated by Mr. Vander Zanden. At the request of Mr. Vander Zanden, the Board of Directors authorized cancellation of the second policy during 2006, reducing the total coverage from $20 million to $10 million with the Company as the sole remaining beneficiary.

The Company entered into an employment agreement with Thomas M. Slagle, President and Chief Operating Officer of the Company, on March 15, 2007. The agreement has an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $525,000, participation in an incentive bonus plan, an option to purchase 100,000 shares of Common Stock and participation in an equity-based performance incentive plan. In addition, Mr. Slagle is eligible for a $150,000 one-time cash bonus if the Company meets or exceeds 90% of budgeted consolidated EBITA for the first quarter of fiscal 2008. The agreement contains confidentiality and non-compete provisions during employment and for 18 months after termination of employment. In the event Mr. Slagle’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Slagle shall have no additional rights if his employment is terminated for cause, death, disability, or resignation except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

The Company entered into an employment agreement (as amended) with David G. Gomach, Executive Vice President and Chief Financial Officer of the Company, on August 14, 2006. The agreement had an initial term of three years and provided for an annual base salary of $300,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan, an option to purchase 45,000 shares of Common Stock and participation in an equity-based performance incentive plan. The agreement contains confidentiality and non-compete provisions that continue for 24 months after termination of employment. Mr. Gomach had no additional rights under the agreement in connection with his resignation effective July 2, 2007, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he was entitled.

The Company entered into an employment agreement with Gregory D. Cessna, Executive Vice President, Education Essentials, on July 11, 2005. The agreement has an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $265,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan, an option to purchase 50,000 shares of Common Stock, and participation in an equity-based performance incentive plan. Mr. Cessna’s annual base salary was increased to $300,000 in December 2006 as described above. The agreement contains confidentiality and non-compete provisions during employment and for 24 months after termination of employment. In the event Mr. Cessna’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Cessna shall have no additional rights if his employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

The Company entered into an employment agreement with Steven F. Korte, Executive Vice President, Educational Publishing, on December 6, 2005. The agreement has an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $265,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan, an option to purchase 50,000 shares of Common Stock, relocation benefits and participation in an equity-based performance incentive plan. Mr. Korte’s annual base salary was increased to $300,000 in December 2006 as described above. The agreement contains confidentiality and non-compete provisions during employment and for 24 and 18 months respectively after termination of employment. In the event Mr. Korte’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Korte shall have no additional rights if his employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

Outstanding Equity Awards. The following table provides information regarding options held at fiscal year end by the Named Executive Officers:

Outstanding Equity Awards at April 28, 2007

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)
David J. Vander Zanden	228,519	—		$15.50
	30,000	—		$15.00
	100,000	—		$17.69
	50,000	—		$24.10
	—	250,000	(1)	$38.91

Thomas M. Slagle	—	100,000	(1)	$36.82
Steven F. Korte	12,500	37,500	(1)	$36.82
Gregory D. Cessna	12,500	37,500	(1)	$36.82

Former Executive Officers
David G. Gomach	—	45,000	(2)	$36.24
Mary M. Kabacinski	—	—		—
Stephen R. Christiansen	—	—		—

(1)	Options vest in four equal annual installments.

(2)	Options were forfeited and cancelled on July 2, 2007 in conjunction with Mr. Gomach’s resignation.

Option Exercises. The following table provides information regarding options to acquire School Specialty Common Stock exercised during fiscal 2007 by the Named Executive Officers.

Options Exercised—Fiscal 2007

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
David J. Vander Zanden	—	—
Thomas M. Slagle	—	—
Steven F. Korte	—	—
Gregory D. Cessna	—	—

Former Executive Officers
David G. Gomach	—	—
Mary M. Kabacinski	113,560	$2,271,440
Stephen R. Christiansen	56,250	$811,605

(1)	The aggregate dollar amount realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our common stock underlying the options on the dates of exercise and the aggregate exercise price of the options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, termination following a change of control, and in the event of disability or death of the executive, is shown below. The amounts shown assume that such termination was effective as of April 28, 2007, and represent estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination by the Company

Upon termination of his employment agreement without cause, Mr. Vander Zanden is eligible for salary continuation through the remaining term of his contract. Based upon the terms of the agreement, the minimum amount of salary continuation Mr. Vander Zanden would receive is two years of annual base salary and the maximum is three years of annual base salary. During any period of salary continuation, Mr. Vander Zanden and his family shall continue to be covered under all health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Vander Zanden and the Company.

Upon termination without cause, Messrs. Slagle, Cessna and Korte are eligible for a severance payment of 12 months of base salary as further quantified in the table below. As of September 15, 2006, Stephen R. Christiansen was terminated without cause by the Company. In accordance with the terms of his employment contract, the Company is paying Mr. Christiansen severance equal to 12 months of his base salary using normal payroll practices.

No payments are required to any Named Executive Officer upon termination for cause (in each case, as defined in the applicable agreement).

Payments Made Upon Retirement, Death or Disability

Executive officers are not eligible for any additional benefits upon retirement. Upon death or disability, Mr. Vander Zanden is eligible for salary continuation through the remaining term of his employment agreement, including health insurance coverage as previously mentioned. As of November 17, 2006, Mary M. Kabacinski retired as Executive Vice President and Chief Financial Officer of the Company. In connection with her retirement, Ms. Kabacinski did not receive any additional payments or benefits.

Payments Made Upon a Change of Control

Upon a change of control, Mr. Vander Zanden has the right to terminate his employment and is eligible for salary continuation through the remaining term of his employment agreement, including health insurance coverage as previously mentioned. No other Named Executive Officers are entitled to salary continuation benefits upon a change of control. Any unvested equity awards granted to employees and non-employee directors will vest upon a change of control.

The following table shows the potential payments upon termination or a change of control of the Company for the Named Executive Officers in accordance with the executives’ employment contracts:

Name and Benefit (4)	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control (2)	Disability	Death
David J. Vander Zanden
Base Salary (1)	$—	$—	$1,526,164	$—	$1,526,164	$1,526,164	$1,526,164
Stock Option Vesting acceleration (3)					$—	$—	$—

Thomas M. Slagle
Base Salary	$—	$—	$525,000	$—	$—	$—	$—
Stock Option Vesting acceleration (3)					$—	$—	$—

Steven F. Korte
Base Salary	$—	$—	$300,000	$—	$—	$—	$—
Stock Option Vesting acceleration (3)					$—	$—	$—

Gregory D. Cessna
Base Salary	$—	$—	$300,000	$—	$—	$—	$—
Stock Option Vesting acceleration (3)					$—	$—	$—

(1)	The salary continuation benefits reflected for Mr. Vander Zanden reflect the amount payable assuming termination on the last day of fiscal 2007. The minimum amount payable would be two years of annual base salary, or $1,300,000 and the maximum amount payable, assuming termination on the first day of a three-year renewal period of his employment contract, would be $1,950,000. During any period of salary continuation, Mr. Vander Zanden and his family shall continue to be covered under all health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Vander Zanden and the Company.

(2)	Upon a change of control, Mr. Vander Zanden has the right to terminate his employment and is eligible for salary continuation through the remaining term of his contract. No other Named Executive Officers are entitled to salary continuation benefits upon a change of control. Any unvested equity awards granted to employees and non-employee directors will vest upon a change of control.

(3)	Based on the closing market price of the Company’s common stock on April 28, 2007, $32.98, no unvested options were ‘in-the-money,’ and therefore acceleration of unvested options would not have resulted in any additional payments to the Named Executive Officers.

(4)	Details related to payments to former executives are described in the narrative accompanying the Summary Compensation Table.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors are granted options under our stock incentive plans to purchase 15,000 shares of Common Stock upon their initial election as members of the Board of Directors and 5,000 shares of Common Stock during each additional year of service. Options are granted at an exercise price equal to the fair market value on the date of grant and have three year, variable vesting schedules (20% after year one, 50% cumulative after year two, and 100% cumulative after year three).

Effective August 30, 2006, the Compensation Committee authorized an increase in the fees for non-employee directors. Non-employee directors are currently paid an annual retainer of $50,000 plus $1,000 for each additional special meeting and committee meeting attended and are reimbursed for all out-of-pocket expenses related to their service as directors. The non-executive chairman is paid an additional annual retainer of $50,000, and the Audit and Compensation Committee chairmen are paid additional annual retainers of $10,000 and $5,000, respectively

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Terry L. Lay	$105,750	$156,664		$262,414
Jonathan J. Ledecky	$56,000	$77,275		$133,275
Leo C. McKenna	$60,250	$64,812	(2)	$125,062
Edward C. Emma	$56,000	$33,880		$89,880
Jacqueline F. Woods	$27,000	$16,973		$43,973
Herbert A. Trucksess, III	$13,500	$8,130		$21,630

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions, and thus include amounts from awards granted during fiscal 2007 and also awards granted prior to fiscal 2007. The assumptions used in the computation of this amount are included in Note 13, “Share-Based Compensation Expense,” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 26, 2007. As of April 28, 2007 each Director had the following number of options outstanding: Terry L. Lay: 25,000; Jonathan J. Ledecky: 959,079; Leo C. McKenna: 55,000; Edward C. Emma: 15,000; Jacqueline F. Woods: 15,000; and Herbert A. Trucksess, III: 15,000.

(2)	Mr. McKenna retired from the Board of Directors effective June 5, 2007. As Mr. McKenna was retirement eligible at the time of grant (resulting in complete vesting of the award at grant), the full grant date fair value is recognized for financial statement reporting purposes in fiscal 2007 in accordance with SFAS 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year end April 28, 2007.

The Compensation Committee:

Edward C. Emma (Chairman)

Terry L. Lay

Jonathan J. Ledecky

Jacqueline F. Woods

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current member of the Compensation Committee, nor anyone who was a member of the Compensation Committee during fiscal 2007 (with the exception of Leo C. McKenna), has ever been an officer of School Specialty or any of our subsidiaries, and none of our executive officers has served on the compensation committee or the board of directors of any company of which any of our directors is an executive officer. Mr. McKenna, who retired from School Specialty’s Board of Directors on June 12, 2007, is a former non-employee officer and director of a predecessor company of School Specialty that was acquired by U.S. Office Products in 1996. Mr. Ledecky was an employee of School Specialty from June 1998 to June 2000.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees all accounting and financial reporting processes and the audit of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to the quality and integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm. During fiscal 2007, the Audit Committee met five times, and the Audit Committee chair, the designated representative of the Audit Committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the Chief Financial Officer and independent registered public accounting firm prior to their filing with the SEC.

In June 2007, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2008.

Independent Registered Public Accounting Firm Independence and Fiscal 2007 Audit. In discharging its duties, the Audit Committee obtained from Deloitte, our independent registered public accounting firm for the 2007 audit, a formal written statement describing all relationships between Deloitte and us that might bear on Deloitte’s independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also independently discussed the quality and adequacy of our internal controls with management and Deloitte. The Audit Committee reviewed with Deloitte its audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of Deloitte’s fiscal 2007 audit of the financial statements.

Fiscal 2007 Financial Statements and Recommendations of the Committee. The Audit Committee separately reviewed and discussed our audited financial statements and management’s discussion and analysis of financial condition and results operations (“MD&A”) as of and for the fiscal year ended April 28, 2007 with management and Deloitte. Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that our audited financial statements and MD&A be included in our annual report on Form 10-K for the fiscal year ended April 28, 2007 for filing with the SEC.

Fees Paid to Deloitte & Touche LLP. The aggregate fees billed for professional services by Deloitte during fiscal 2007 and fiscal 2006 were approximately:

Type of Fees	Fiscal 2007	Fiscal 2006
Audit Fees	$757,000	$684,000
Audit-Related Fees	92,000	188,000
Tax Fees	260,000	245,000
All Other Fees	0	0

Total	$1,109,000	$1,117,000

In the above table, “audit fees” are fees School Specialty paid Deloitte for professional services for the audit of School Specialty’s consolidated financial statements included in its annual report on Form 10-K and review of financial statements included in its quarterly reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Services related to School Specialty’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are included in audit fees for fiscal 2007 and 2006. “Audit-related fees” are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of School Specialty’s financial statements. Audit-related services for fiscal 2007 included services related to a benefit plan audit, services related to School Specialty’s 2006 debt financing and a benefit plan registration statement. Audit-related services for fiscal 2006 included services related to our terminated merger transaction, a benefit plan audit and other transaction-related services. “Tax fees” are fees for tax compliance, tax advice, and tax planning. Tax-related services for fiscal 2007 and fiscal 2006 included tax return preparation and consulting. There were no “other fees” paid in fiscal 2007 or fiscal 2006.

The Audit Committee pre-approves all audit and non-audit work, including tax compliance and tax consulting, performed by Deloitte. However, the Audit Committee has delegated the approval of one category of non-audit services, post-closing accounting services related to School Specialty’s future acquisitions and dispositions, to the Chairman in the event it is not administratively expedient for the full Audit Committee to approve and authorize such services. In such case, the Chairman is required to make a report to the full Audit Committee at its next meeting. All audit and non-audit services provided by Deloitte during fiscal 2007 were pre-approved by the Audit Committee.

The Audit Committee:

Herbert A. Trucksess, III (Chairman)

Edward C. Emma

Terry L. Lay

PROPOSAL TWO: APPROVAL OF THE AMENDED AND RESTATED SCHOOL

SPECIALTY, INC. INCENTIVE BONUS PLAN

General

The Board of Directors adopted the School Specialty, Inc. Incentive Bonus Plan, as amended and restated (the “Incentive Plan”), on June 13, 2007. School Specialty is seeking approval of the Incentive Plan, which has not previously been approved by the Company’s shareholders, for purposes of compliance with Section 162(m) of the Code. Subject to the terms and conditions of the Incentive Plan, the Incentive Plan participants may receive an annual incentive bonus tied to certain performance goals or, only in the case of employees not subject to Section 162(m) of the Code, a discretionary annual bonus.

The Incentive Plan summary below is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.

The Board of Directors unanimously recommends a vote FOR approval of the Incentive Plan. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted in favor of the proposal to adopt the Incentive Plan.

Purpose and Eligibility

The purpose of the Incentive Plan is to establish a correlation between the annual incentives awarded to the participants in the Incentive Plan and School Specialty’s financial performance. Participants in the Incentive Plan may include any executive or other associate of School Specialty designated by the Compensation Committee by name or position.

Administration

The Incentive Plan will be administered by the Compensation Committee. The Compensation Committee, in its discretion, may delegate its authority and duties under the Incentive Plan to the Chief Executive Officer, President, and/or other senior officers of School Specialty under such conditions and/or limitations as the Compensation Committee may establish.

Determination of Awards

During the first 90 days of each fiscal year, the Compensation Committee will complete and adopt an award table for designated participants fixing the objective components for determining whether an award will be paid and, if so, the amount of the award. Awards are based on a percentage of each participant’s salary for the fiscal year, if and to the extent the relevant performance goal is achieved. Before any award may be paid for a fiscal year to a participant whose compensation for federal income taxes is governed by Section 162(m) of the Code (“a Covered Person”), the Compensation Committee is required to certify that the performance goals or other requirements of the Incentive Plan have been satisfied for the fiscal year. No payments will be made to Covered Persons unless and until the Compensation Committee makes this certification. Even if the performance goals have been met, no award to a participant with respect to a fiscal year may exceed $1,600,000, and the Compensation Committee may reduce or eliminate entirely any award if it determines it is in the best interest of School Specialty to do so. For participants in the Incentive Plan who are not Covered Persons, awards under the Incentive Plan may include discretionary bonus awards.

As used in the Incentive Plan and in this summary, “performance goals” means the goals identified by the Compensation Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may be applied on absolute or relative basis, (iii) may be valued on a growth or fixed basis, and (iv) may be applied on a company-wide, business segment, or individual basis:

•	revenue;

•	gross profit;

•	gross profit margin percentage;

•	operating earnings;

•	operating earnings margin percentage;

•	diluted earnings per share;

•	diluted earnings per share from continuing operations;

•	earnings before interest, taxes, depreciation and amortization (or any combination thereof);

•	net earnings;

•	return on invested capital;

•	cash flow from operating activities;

•	free cash flow; and

•	total shareholder return.

The performance goals will be determined by applying U.S. generally accepted accounting principles, adjusted for changes in accounting or extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Compensation Committee upon the grant of an award.

Payment of Awards

Subject to the terms and conditions of the Incentive Plan, including certification by the Compensation Committee to the extent required, awards will be paid during the first 90 days of the fiscal year subsequent to the fiscal year to which the award relates, but in no event earlier than the completion of the audit for the fiscal year to which the award relates. Even if the performance goals have been met, a participant will receive no payment if the participant’s employment with School Specialty terminates prior to the date of payment for any reason other than death, disability or retirement. The amounts that would have been paid to the Named Executive Officers under the Incentive Plan, as amended and restated, for the last completed fiscal year are not determinable.

Amendment and Termination

The Board of Directors may amend or terminate the Incentive Plan at any time as it deems appropriate, provided that an amendment will be submitted to the shareholders of School Specialty for requisite approval to the extent necessary to comply with the requirements of Section 162(m) of the Code, and such amendment, and any awards made to Covered Employees pursuant to such amendment, will not be effective without the required shareholder approval. If the shareholders do not approve the Incentive Plan, no bonuses will be paid thereunder to Covered Employees.

PROPOSAL THREE: APPROVAL OF AMENDED AND RESTATED SCHOOL

SPECIALTY, INC. 2002 STOCK INCENTIVE PLAN

General

School Specialty is seeking approval of the amended and restated School Specialty, Inc. 2002 Stock Incentive Plan (the “Amended and Restated Plan”). The Board of Directors approved the Amended and Restated 2002 Plan on June 13, 2007, subject to approval by School Specialty’s shareholders. The Board of Directors initially adopted the 2002 Stock Incentive Plan (the “2002 Plan”) on June 11, 2002.

The principal changes to the 2002 Plan incorporated in the Amended and Restated 2002 Plan are:

•	provision for non-vested performance share units (“NSUs”);

•

the addition of performance goals and provision of a maximum number of NSUs that can be granted to an individual participant during any fiscal year so as to permit all compensation attributable to NSUs to be tax deductible pursuant to Section 162(m) of the Code; and

•	the addition of a provision making capital adjustments in the event of certain corporate changes mandatory so that additional accounting changes are not required in the event of such changes.

In addition to the NSUs, as in the past, the Amended and Restated 2002 Plan authorizes grants of stock options, including options that are intended to qualify as “incentive stock options,” (“ISOs”) as defined under Section 422 of the Code, as well as options that are not intended to so qualify. The Amended and Restated 2002 Plan also authorizes the direct grant of shares of common stock.

The Amended and Restated 2002 Plan summary below is qualified in its entirety by reference to the Amended and Restated 2002 Plan, a copy of which is attached to this Proxy Statement as Appendix B.

The Board of Directors unanimously recommends a vote FOR approval of the Amended and Restated 2002 Plan. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted in favor of the proposal to adopt the Amended and Restated 2002 Plan.

Purpose and Eligibility

The purpose of the Amended and Restated 2002 Plan is to recruit, reward and retain employees, consultants, independent contractors, officers and directors. All current and prospective employees, consultants, advisors and independent contractors of School Specialty and its subsidiaries, as well as non-employee directors and officers of School Specialty and its subsidiaries, are eligible to receive awards under the 2002 Plan. As of April 28, 2007, School Specialty and its subsidiaries had approximately 2,600 employees and five non-employee directors.

Administration

The 2002 Plan is administered by the Compensation Committee. The Compensation Committee, in its sole discretion, determines which individuals may participate in the 2002 Plan and the prices (which may not be less than the fair market value on the date of award), vesting schedules, expiration dates and other material conditions under which the awards may be granted. The Compensation Committee may delegate to employees of School Specialty or its subsidiaries and may, to the extent consistent with Wisconsin law, delegate to officers of School Specialty the authority to make option grants, other than grants to executive officers of School Specialty within the meaning of the federal securities laws.

Awards

The Amended and Restated 2002 Plan authorizes the Compensation Committee to make awards of stock options (“Options”) direct grants of stock (“Stock Grants”) and NSUs (together with the Options and Stock Grants, “Awards”) with respect to shares of Common Stock to eligible individuals. The terms and conditions of Awards granted under the Amended and Restated 2002 Plan are set out from time to time in an agreement between School Specialty and the individuals receiving such Awards.

School Specialty may grant nonqualified stock options (“NQSOs”) to any eligible person; however, only employees of School Specialty and its subsidiaries may receive ISOs within the meaning of Section 422 of the Code.

Options will vest and become exercisable within such period or periods, not to exceed 10 years (or five years for an ISO granted to a more-than-10% shareholder), as determined by the Compensation Committee and set forth in the participant’s Award agreement. The Compensation Committee may accelerate the time at which the Awards become exercisable.

Options may be exercised by delivery of notice of exercise to School Specialty accompanied by full payment of the exercise price. The exercise price of Options must be paid with cash, or other form approved by the Compensation Committee, including Common Stock previously owned by the participant for at least six months or notice delivered pursuant to an approved broker-assisted cashless exercise.

NSUs will be subject to award agreements specifying the threshold, target and maximum number of shares of Common Stock that will be awarded to a Participant, depending on the achievement of designated performance goals, as described below. The award agreements will also specify the term of the performance period and any other material terms of the Award. To the extent a participant is a covered employee for purposes of Section 162(m) of the Code, the performance goals will be designated no later than 90 days after the beginning of the performance period. The number of shares of Common Stock distributed to a Participant will be determined at the end of the performance period based on the achievement of the performance goals. No payment will be made in the event that threshold performance is not achieved.

With respect to NSUs, performance goals may include any of the following criteria as determined by the Compensation Committee which, where applicable, (i) may be set on a pre-tax or after tax basis, (ii) may be applied on an absolute or relative basis, (iii) may be valued on a growth or fixed basis, and (iv) may be applied on a Company-wide, business segment or individual basis:

•	revenue;

•	gross profit;

•	gross profit margin percentage;

•	operating revenues;

•	operating earnings margin percentage;

•	diluted earnings per share;

•	diluted earnings per share from continuing operations;

•	earnings before interest, taxes, depreciation and amortization (or any combination thereof);

•	net earnings;

•	return on invested capital;

•	cash flow from operating activities;

•	free cash flow; and

•	total shareholder return.

The performance goals will be determined by applying U.S. generally accepted accounting principles, adjusted for changes in accounting or extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Compensation Committee upon the grant of an Award.

Shares Subject to the Amended and Restated 2002 Plan

Except as described below under “Adjustments,” the aggregate number of shares of Common Stock that may be issued under the Awards (whether ISOs, NQSOs, Stock Grants or NSUs) may not exceed 1,500,000. The maximum number of shares of Common Stock that may be granted under Options to a single individual in a calendar year may not exceed 250,000, and the maximum number of shares that may be granted under Stock Grants or NSUs to a single individual in a calendar year may not exceed 80,000 (assuming that such NSUs are paid out at the maximum level). As of the Record Date, Options to purchase 1,058,275 shares of Common Stock and 69,300 NSUs were outstanding under the 2002 Plan (with respect to the NSUs, subject to shareholder approval of the Amended and Restated 2002 Plan). Awards that will be granted in the future under the Amended and Restated 2002 Plan are not currently determinable. However, the Amended and Restated 2002 Plan is limited to grants covering up to 1,500,000 shares of Common Stock. On the Record Date, the closing price of the Common Stock was $36.25 per share.

Adjustments

The Amended and Restated 2002 Plan and any outstanding Awards are subject to adjustment in the event of certain changes due to recapitalization, reclassification, stock splits or other increase or decrease. In the event of such changes, the Compensation Committee will be required to make a proportionate adjustment in the number of shares of Common Stock underlying each Award as well as in the number of shares available under the Amended and Restated 2002 Plan and the maximum number of shares issuable to one person.

In the event of dissolution or liquidation of School Specialty, a merger, consolidation or reorganization in which School Specialty is not the survivor, or the sale of substantially all the assets of School Specialty, the Amended and Restated 2002 Plan and any unexercised Awards will terminate unless written provision is made for the assumption or continuation of outstanding Awards. Prior to the consummation of the transaction, all Options that would otherwise terminate become immediately exercisable with respect to all of the shares subject to such Award, unless the Compensation Committee determines otherwise, and NSUs will vest and be payable at target level, prorated for the number of full months during the applicable performance period that the Participant was employed by School Specialty.

Amendment and Termination

The Board may from time to time, to the extent permitted by applicable law, amend, suspend or terminate the Amended and Restated 2002 Plan without the consent of participants or shareholder approval. However, the Board may not make an amendment that has an adverse effect on outstanding Awards without the consent of the affected participants. In addition, the Board may not amend the 2002 Plan so as to deprive any participant of a previously granted Award.

Unless the Board extends the term of the Amended and Restated 2002 Plan, the Compensation Committee may not grant awards after June 11, 2012. The Amended and Restated 2002 Plan will then terminate but will continue to govern unexercised and unexpired Awards.

Federal Income Tax Consequences

The federal income tax consequences of NQSOs, ISOs, Stock Grants and NSUs granted under the Amended and Restated 2002 Plan are generally as follows:

NQSOs. The grant of a NQSO will have no federal income tax consequences to School Specialty or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the stock acquired at the time of exercise over the option price, and School Specialty will ordinarily be entitled to a tax deduction for such amount (subject to the requirements of Section 162(m) of the Code).

The holder of stock acquired upon exercise of a NQSO will, upon a subsequent disposition of such stock, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized on the sale and the basis in such stock (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the stock acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax. If a participant has held the stock acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the stock. In such circumstances, no deduction would be allowed to School Specialty for federal income tax purposes in connection with the grant or exercise of the option or the transfer of stock acquired upon such exercise.

If, however, the participant disposes of his or her stock within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such stock on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the stock over the option price; (ii) School Specialty will generally be entitled to a tax deduction for such year in the amount of the ordinary income so recognized (subject to the requirements of Section 162(m) of the Code); and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the stock and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Stock Grants. The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the stock. The amount of the income will equal the fair market value of the stock when the restrictions lapse. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted stock equal to its fair market value at the date of grant less any amount paid by the participant for the stock, determined without regard to the restrictions imposed thereon. If the restricted stock is subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. School Specialty or a subsidiary will be entitled to a deduction for income tax purposes (subject to the requirements of Section 162(m) of the Code) when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

NSUs. The grant of NSUs is not a taxable event to a participant. The participant will recognize taxable ordinary income at such time as the shares of Common Stock are distributed with respect to NSUs earned by the participant. The taxable ordinary income will equal the fair market value of the shares the participant receives.

Upon the distribution of shares to a participant with respect to NSUs, School Specialty will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and School Specialty will be entitled to withhold the amount of tax due from any amounts payable to the participant or to defer making delivery of any Common Stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of Common Stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of April 28, 2007 regarding shares of our Common Stock outstanding and available for issuance under our equity compensation plans, the Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan (the “1998 Plan”) and the 2002 Stock Incentive Plan (the “2002 Plan”). Under the 1998 Plan and 2002 Plan, we may grant stock options and other awards from time to time to employees, consultants, advisors and independent contractors of School Specialty and its subsidiaries, as well as non-employee directors and officers of School Specialty. The 1998 Plan was approved by shareholders on August 29, 2000 and the 2002 Plan was approved by shareholders on August 27, 2002. An amended and restated version of the 2002 Plan is proposed for approval by School Specialty’s shareholders at the Annual Meeting. See “Proposal Three: Approval of Amended and Restated School Specialty, Inc. 2002 Stock Incentive Plan” in this Proxy Statement.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders (1)	2,990,410	$25.62	492,202

Equity compensation plans not approved by security holders (2)	N/A	N/A	N/A

Total	2,990,410	$25.62	492,202

(1)	Grants of shares of our Common Stock under the 1998 Plan are limited to 20% of the shares of Common Stock outstanding at the time of grant. As the number of outstanding shares of Common Stock increases or decreases, the maximum number of shares that may be issued under the 1998 Plan increases and decreases. As of April 28, 2007, there were 21,184,340 shares of School Specialty common stock outstanding. Grants of shares of our Common Stock under the 2002 Plan are currently limited to 1,500,000 shares.

(2)	Both of School Specialty’s equity compensation plans have been approved by School Specialty’s shareholders.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon recommendation of the Audit Committee and subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit the consolidated financial statements of School Specialty for the fiscal year ending April 26, 2008. Deloitte audited the financial statements of School Specialty for the fiscal year ended April 28, 2007. Representatives of Deloitte will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

If shareholders do not ratify the appointment of Deloitte, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2008.

OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2008 Annual Meeting of Shareholders must be submitted to us no earlier than May 31, 2008 and no later than June 30, 2008. Any other shareholder proposed business to be brought before the 2008 Annual Meeting of Shareholders must be submitted to us no later than March 26, 2008. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2008 Annual Meeting of Shareholders of School Specialty must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before March 26, 2008. Proposals should be directed to Ms. Karen A. Riching, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Shareholders may obtain a copy of our Annual Report on Form 10-K for fiscal 2007 at no cost by writing to Ms. Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin, 54942.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

Appendix A

AMENDED AND RESTATED

SCHOOL SPECIALTY, INC.

INCENTIVE BONUS PLAN

as of June 13, 2007

1. Purpose. The Board of Directors of School Specialty, Inc. adopted this Incentive Bonus Plan to establish a correlation between the annual incentives awarded to the Participants and the Company’s financial performance. Subject to the terms and conditions of this Plan, the Participants will receive a discretionary incentive bonus and/or an incentive bonus tied to Performance Goals. The Plan will be applicable to Fiscal Year 2003 and subsequent years unless and until terminated by the Committee.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Award Table” means a table similar in type to Exhibit A, with changes necessary to adapt to the Performance Goals selected by the Committee for the Fiscal Year and to display other objective factors necessary to determine the amount, if any, of the incentive bonus award for the Fiscal Year.

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Company” means School Specialty, Inc. and its consolidated subsidiaries.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Covered Employee” means a Participant, the deductibility of whose compensation for federal income tax purposes is governed by Section 162(m) of the Code.

(g) “Disability” means a condition that entitles the Participant to disability payments under the terms of the Company’s long-term disability plan.

(h) “Free Cash Flow” means cash flow from operating activities less (i) additions to property, plant and equipment, (ii) investment in product development costs, and (iii) the change in amounts sold under accounts receivable securitization facilities, plus proceeds from disposals of property, plant and equipment.

(i) “Fiscal Year” means the Company’s fiscal year. The initial Fiscal Year is the fiscal year ended April 26, 2003.

(j) “Participant” means any executive or other associate of the Company participating in the Plan for the applicable Fiscal Year.

(k) “Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may be applied on an absolute or relative basis, (iii) may be valued on a growth or fixed basis, and (iv) may be applied on a Company-wide, business segment, or individual basis:

1.	Revenue

2.	Gross profit

3.	Gross profit margin percentage

4.	Operating earnings

5.	Operating earnings margin percentage

6.	Diluted earnings per share

7.	Diluted earnings per share from continuing operations

8.	Earnings before interest, taxes, depreciation and amortization (or any combination thereof)

9.	Net earnings

10.	Return on Invested Capital

11.	Cash flow from operating activities

12.	Free Cash Flow

13.	Total shareholder return

The above Performance Goals will be determined by applying U.S. generally accepted accounting principles, adjusted for (i) changes in accounting or (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee upon the grant of an Award.

(l) “Plan” means this School Specialty, Inc. Incentive Bonus Plan, as amended from time to time.

(m) “Retirement” means the termination of employment of a Participant with the Company due to retirement with the consent of the Committee.

(n) “Return on Invested Capital” means a fraction, the numerator of which is earnings before interest, taxes and amortization, net of taxes, and the denominator of which is total assets, reduced by cash, investments and non-debt liabilities.

(o) “Salary” means base salary actually earned by a Participant during the applicable Fiscal Year.

3. Participation. Participation in the Plan for any Fiscal Year shall be limited to the Participants designated by the Committee by name or position. At the Committee’s discretion, a person who becomes a Participant after the commencement of a Fiscal Year shall be eligible to receive an award pursuant to Section 4 on such terms as the Committee may determine.

4. Determination of Awards.

(a) During the first ninety days of each Fiscal Year, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A for designated Participants, but in all events for Covered Employees. The Award Table will fix the objective components for determining whether an award will be paid and, if so, the amount of the award. Awards are based on a percentage of each Participant’s Salary for the Fiscal Year, if and to the extent the relevant Performance Goal is achieved. If the performance falls between the Performance Goals set forth in the Award Table, the amount of the award will be determined by linear interpolation. The Performance Goals and targets for a Fiscal Year may not be modified after the first ninety days of the Fiscal Year have elapsed in the case of Covered Employees.

(b) Before any award may be paid for a Fiscal Year to a Covered Employee, the Committee shall certify that the Performance Goals and other requirements of the Plan have been satisfied for the Fiscal Year. No payments shall be made to a Covered Employee unless and until the Committee makes this certification.

(c) Even though the Performance Goals have been met, (i) no award to a Participant with respect to a Fiscal Year shall exceed $1,600,000, and (ii) the Committee expressly reserves the right to reduce or eliminate entirely any award if it determines it is in the best interests of the Company to do so. Such determination shall be conclusive and binding on the Participant(s) and the Company.

(d) In addition, for Participants other than Covered Employees, awards under this Plan can include discretionary bonus awards.

5. Payment of Awards.

(a) Subject to the other terms and conditions of this Plan, including certification by the Compensation Committee to the extent required for awards to Covered Employees, awards shall be paid during the first ninety days of the Fiscal Year subsequent to the Fiscal Year to which the award relates, but in no event earlier than the completion of the audit for the Fiscal Year to which the award relates. Notwithstanding the foregoing, a Participant may defer receipt of an award otherwise payable by filing a timely election pursuant to any deferred compensation plan maintained by the Company. In addition, if the Company has a deferred compensation plan in effect, and all or any portion of a Covered Employee’s award is not deductible for federal income tax purposes by the Company because of Section 162(m) of the Code, the Company shall require such Covered Employee to defer the non-deductible portion of the award. All awards under the Plan are subject to federal, state and local income and payroll tax withholding.

(b) Even if the Performance Goals have been met, a Participant shall receive no payment if the Participant’s employment with the Company terminates prior to the date of payment for any reason other than death, Disability or Retirement. A Participant who terminates employment for death, Disability or Retirement shall be eligible to receive an award based on Salary earned in the applicable Fiscal Year through the date of termination, if an award is otherwise payable pursuant to Section 4.

(c) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the Participant’s estate.

6. Administration. The Plan shall be administered by the Committee. The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, grant waivers or exceptions to the terms of the Plan or an award, and make determinations with respect to the eligibility for or amount and terms of any award. The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer, President and/or other senior officers of the Company under such conditions and/or limitations as the Committee may establish.

7. Rights. Participation in the Plan and the right to receive awards under the Plan shall not give a Participant any proprietary interest in the Company or any of its assets or create contractual or other legal duties in favor of a Participant. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any Participant the right to receive an award, be selected as a Participant or continue in the employ of the Company, or shall interfere with or restrict in any way the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause. A person’s selection to be a Participant in any Fiscal Year does not give such person any right to be selected a Participant in any other Fiscal Year.

8. Successors. The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.

9. Amendment and Termination. The Board may amend or terminate the Plan at any time as it deems appropriate; provided that an amendment will be submitted to the shareholders of the Company for requisite approval to the extent necessary to comply with the requirements of Section 162(m) of the Code, and such amendment, and any awards made to Covered Employees pursuant to such amendment, will not be effective without the required shareholder approval.

Exhibit A

AWARD TABLE

FISCAL YEAR 20

A<----------(-)------------B------------(+)--------->C

	Threshold Performance Level Specified:	Target Performance Level Specified:	Maximum Performance Level Specified:
Position or Name	% of Salary	% of Salary	% of Salary
	—%	—%	—%
	—%	—%	—%

During the first 90 days of each Fiscal Year, the Committee shall set the Performance Goals using the following process.

Award Derivations

1.	Specify performance criteria to be used as the Performance Goals for the Fiscal Year, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan to that Participant for the Fiscal Year.

2.	Identify the Participants in the Plan.

3.	Fix the applicable target Performance Goal for each Participant or position and percentage of Salary. (B)

4.	Fix the threshold Performance Goal for each Participant or position, below which no award is payable and percentage of Salary. (A)

5.	Fix maximum Performance Goal for each Participant or position, which results in maximum permitted award and percentage of Salary. (C)

6.	If the result achieved for the Fiscal Year is less or greater than the goal specified in B, but greater than the goal specified in A, the percentage award payable will be determined by linear interpolation, as provided in the Plan, between A and B and B and C, as the case may be, with C being the maximum.

Appendix B

AMENDED AND RESTATED

SCHOOL SPECIALTY, INC.

2002 STOCK INCENTIVE PLAN

as of June 13, 2007

PURPOSE

SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Company”), wishes to recruit, reward, and retain employees, consultants, independent contractors, advisors, officers and outside directors. To further these objectives, the Company hereby sets forth the School Specialty, Inc. 2002 Stock Incentive Plan (the “Plan”) to provide options (“Options”), direct grants of stock (“Stock Grants”) and non-vested performance share units (“NSUs”, together with the Options and Stock Grants, “Awards”) to employees, consultants, independent contractors, advisors, officers and outside directors with respect to shares of the Company’s common stock (the “Common Stock”). The Plan was originally effective as of June 11, 2002 (the “Effective Date”), and was amended and restated as of June 13, 2007, subject to shareholder approval of the amendment and restatement.

PARTICIPANTS

The following persons are eligible to receive Options, Stock Grants and NSUs under the Plan: (1) current and prospective Employees (as defined below) of the Company and any Eligible Subsidiary (as defined in the Eligible Subsidiary section below), (2) consultants, advisors and independent contractors of the Company and any Eligible Subsidiary and (3) officers and directors of the Company and any Eligible Subsidiary who are not Employees (“Eligible Officers and Eligible Directors”). Eligible persons become “Optionees” when the Administrator grants them an option under this Plan or “Recipients” when they receive a direct grant of Common Stock or NSUs. (Optionees and Recipients are referred to collectively as “Participants.” The term Participant also includes, where appropriate, a person authorized to exercise an Award in place of the original Optionee.)

Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR	The Administrator will be the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), unless the Board specifies another committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Committee as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Awards section) to Employees of the Company or Eligible Subsidiaries and may, to the extent consistent with Wisconsin law, delegate to officers of the Company the authority to make Option grants, other than grants to executive officers of the Company, within the meaning of the federal securities laws.

The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF	Subject to the terms of the Plan, the Administrator will, in its sole AWARDS discretion, determine:

the Participants who receive Awards,

the terms of such Awards,

the schedule for exercisability or nonforfeitability (including any requirements that the Participant or the Company satisfy performance criteria),

the time and conditions for expiration of the Award, and

the form of payment due upon exercise, if any.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible Participants are similarly situated.

Options granted to Employees may be nonqualified stock options (“NQSOs”) or “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or the corresponding provision of any subsequently enacted tax statute. Options granted to consultants, independent contractors, advisors, Eligible Officers and Eligible Directors must be NQSOs. The Administrator will not grant ISOs unless the shareholders either have already approved the granting of ISOs or give such approval within 12 months after the grant.

The Administrator may impose such conditions on or charge such price for the Stock Grants or NSUs as it deems appropriate.

SUBSTITUTIONS

The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer or acquiring its assets. In addition, the Administrator may provide for the Plan’s assumption of Awards granted outside the Plan (including those granted by an Eligible Subsidiary) to persons who would have been eligible under the terms of the Plan to receive an Award, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Eligible Subsidiary. If appropriate to conform the Awards to the interests for which they are substitutes, the

Administrator may grant substitute Awards under terms and conditions (including Exercise Price) that vary from those the Plan otherwise requires.

DATE OF GRANT

The Date of Grant will be the date as of which this Plan or the Administrator grants an Award to a Participant, as specified in the Plan or in the Administrator’s minutes or other written evidence of action.

EXERCISE PRICE

The Exercise Price is the value of the consideration that a Participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the Participant for general corporate purposes.

The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market Value (as defined below) of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections 422(b) (6) and 424(d) (as a more-than-10%-shareholder), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant).

The Administrator may satisfy any state law requirements regarding adequate consideration for Stock Grants by (i) issuing Common Stock held as treasury stock or (ii) charging the Recipients at least the par value for the shares covered by the Stock Grant. The Administrator may designate that a Recipient may satisfy (ii) above either by direct payments or by the Administrator’s withholding from other payments due to the Recipient.

FAIR MARKET	Fair Market Value of a share of Common Stock for purposes of the Plan VALUE will be determined as follows:

If the Common Stock trades on a national securities exchange, the closing sale price on the Date of Grant;

If the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

If no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date;

If there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

If the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of “closing sale price” if appropriate because of changes in exchange or market procedures.

The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the recipient’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY

The Administrator will determine the times and conditions for exercise of or purchase under each Award but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b) (6) and 424(d)).

Awards will become exercisable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse. For Stock Grants and NSUs, “exercise” refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

If the Administrator does not specify otherwise, Options will become exercisable and restrictions on Stock Grants will lapse as to one-fourth of the covered shares on each of the first four anniversaries of the Date of Grant, so long as the recipient remains employed or continues his relationship as a service provider to the Company or any Eligible Subsidiary, and will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

Any unexercisable portions of Awards will immediately become exercisable upon the Participant’s death or termination of employment for Disability. Except as provided in the preceding sentence, no portion of an Award that is unexercisable at a recipient’s termination of service-providing relationship (for any reason) will thereafter become exercisable (and the recipient will immediately forfeit any unexercisable portions at his termination of service-providing relationship), unless the Award Agreement or the Plan provides otherwise, either initially or by amendment.

CHANGE OF CONTROL

Upon a Change of Control (as defined below), all Options held by current Employees, consultants, advisors, independent contractors, Eligible Officers and Eligible Directors will become fully exercisable and all restrictions on Stock Grants will lapse. A Change of Control for this purpose means the occurrence of anyone or more of the following events:

a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”);

completion of a merger or consolidation of the Company with or into any other entity—unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

the shareholders of the Company approve (i) a plan complete liquidation or dissolution of the Company or (ii) an agreement for the Company’s sale or disposition of all or substantially all the Company’s assets, and such liquidation, dissolution, sale, or disposition is completed.

Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

The Administrator may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs.

The Adjustments Upon Changes in Capital Stock provisions will also apply if the Change of Control is a Substantial Corporate Change (as defined in those sections).

LIMITATION ON ISOs

An Option granted to an Employee will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF EXERCISE	To exercise any exercisable portion of an Award, the participant must:

Deliver a notice of exercise to the Assistant Secretary of the Company designated by the Board (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the Participant, and specifying the number of shares of Common Stock underlying the portion of the Award the Participant is exercising;

Pay the full Exercise Price, if any, by cashier’s or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.

If the Administrator agrees to allow an Optionee to pay through tendering Common Stock to the Company, the individual can only tender stock he or she has held for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the Participant has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise or by having a broker tender to the Company cash equal to the Exercise Price and the minimum withholding taxes.

AWARD EXPIRATION

No one may exercise an Award more than ten years after its Date of Grant (or five years, for an ISO granted to a more-than-10% shareholder). A recipient will immediately forfeit and can never exercise any portion of an Award that is unexercisable at his termination of service-providing relationship (for any reason), unless the Award Agreement or the Plan provides otherwise, either initially or by amendment. Unless the Award Agreement or the Plan provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Award after the first to occur of:

EMPLOYMENT TERMINATION

The 90th day after the date of termination of service-providing relationship (other than for death or Disability), where termination of employment means the time when the employer-employee or other service providing relationship between the Employee, consultant, independent contractor, advisor or Eligible Officer and the Company (and the Eligible Subsidiaries) ends for any reason, including retirement. The Administrator may provide that Awards terminate immediately upon termination of employment for “cause” under an Employee’s employment or consultant’s services agreement or under another definition specified in the Award Agreement. Unless the Administrator provides otherwise, Termination of employment does not include instances in which the Company immediately rehires an Employee as a consultant, independent contractor or advisor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment and may decide to suspend the exercise schedule during a leave rather than to terminate the Award. All determinations as to whether a Participant has terminated employment will be made consistent with the requirements of Section 409A of the Code and the applicable regulations thereunder regarding separations from service;

GROSS MISCONDUCT

For the Company’s service-providing Gross Misconduct, this Plan, “Gross termination of the participant’s relationship as a result of the Participant’s the time of such termination. For purposes of Misconduct” means the Participant has committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company or an Eligible Subsidiary;

committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or an Eligible Subsidiary, or any felony; or

committed an act of gross negligence or otherwise acted with willful disregard for the Company’s or an Eligible Subsidiary’s best interests in a manner that has resulted or is likely to result in material harm to the Company or an Eligible Subsidiary.

If the Participant has a written employment or other agreement in effect at the time of his termination that specifies “cause” for termination, “Gross Misconduct” for purposes of his termination will refer to “cause” under the employment or other agreement, rather than to the foregoing definition.

DISABILITY

For Disability, the earlier of (i) the first anniversary of the Participant’s termination of employment for Disability and (ii) 30 days after the participant no longer has a Disability, where “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

DEATH	The date 24 months after the Participant’s death.

If exercise is permitted after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete in effect between the Company or any Eligible Subsidiary and such person. In addition, an Optionee who exercises an Option more than 90 days after termination of employment with the Company and/or an Eligible Subsidiary will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor to the Company and the Eligible Subsidiaries will not prevent loss of ISO status because of the formal termination of employment.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Award Expiration section make an Award exercisable that has not otherwise become exercisable.

AWARD AGREEMENT

Award Agreements will set forth the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Award Agreements may contain special rules. The Administrator may, but is not required to, issue agreements for Stock Grants.

STOCK SUBJECT TO PLAN	Except as adjusted below under Adjustments upon Changes in Capital Stock,

the aggregate number of shares of Common Stock that may be issued under the Awards (whether ISOs, NQSOs, Stock Grants or NSUs) may not exceed 1,500,000;

the maximum number of such shares that may be subject to ISOs may not exceed 1,500,000; and

the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 250,000, and the maximum number of shares that may be granted under NSUs and Stock Grants for a single individual in a calendar year may not exceed 80,000 (assuming that such NSUs are paid out at the maximum level). The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer’s options or other incentives, except as Code Section 162(m) otherwise requires.

The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of

Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year’s limit for a given individual).

No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise.

The Participant will have no rights of a shareholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY EXERCISE

During the Participant’s lifetime, only the Participant or his duly appointed guardian or personal representative may exercise the Awards. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award. If someone other than the original recipient seeks to exercise any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise the Award.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK	Subject to any required action by the Company (which it shall promptly take) or its shareholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration the Administrator shall make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the Optionee has already purchased nor to Stock Grants that are already nonforfeitable, except to the extent of similar treatment for most shareholders.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the

Award but will include a corresponding proportionate adjustment in the Award’s Exercise Price. The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE CHANGE

Upon a Substantial Corporate Change, the Plan and any unexercised Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

Unless the Administrator determines otherwise, if an Award would otherwise terminate under the preceding sentence, participants who are then Employees, consultants, advisors, independent contractors, Eligible Officers and Eligible Directors will have the right, at such time before the consummation of the transaction causing such termination as the Administrator reasonably designates, upon such reasonable notice as determined by the Administrator, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable.

A Substantial Corporate Change means:

the dissolution or liquidation of the Company,

merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a) (1) under the Securities Act, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) owning 100% of the combined voting power of all classes of stock of the Company.

ELIGIBLE SUBSIDIARY

Eligible Subsidiary means each of the Company’s Subsidiaries, except as the Administrator otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations including the Company if, at the time an ISO is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISO purposes, Subsidiary also includes a single-member limited liability company included within the chain described in the preceding sentence. For NQSOs, the Administrator may use a different definition of Subsidiary in its discretion and may include other forms of entity at the same level of equity relationship (or such other level as the Committee or the Administrator specifies), so long as that definition meets the requirements of Section 409A of the Code and the regulations promulgated thereunder.

LEGAL COMPLIANCE

The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS

Unless a registration statement under the Securities Act cover the shares of Common Stock a Participant receives upon exercise of his Award, the Administrator may require, at the time of such exercise or receipt of a grant, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the Participant must acknowledge:

that the shares purchased on exercise of the Award are not so registered,

that the Participant may not sell or otherwise transfer the shares unless:

the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable shareholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING

The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership upon the exercise of an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the Participant must pay the Company, with a cashier’s check or certified check, the full amounts required by withholding. Payment of withholding obligations is due before the Company issues shares with respect to the Award. If the Administrator so determines, the participant may instead satisfy the minimum level of withholding obligations by directing the Company to retain shares from the Award exercise, by tendering shares previously owned for at least six months, or by attesting to his ownership of shares (with the distribution of net shares). In no event will the income and employment tax withholding be greater than the minimum required under Federal, state and local law.

TRANSFERS, ASSIGNMENTS, AND PLEDGES

Unless the Administrator otherwise approves in advance in writing for estate planning or other purposes, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 of the Exchange Act, the Participant may not transfer or pledge shares of Common Stock acquired under a Stock Grant or upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that a Participant may transfer his Award without receiving consideration to (i) members of his immediate family (children, grandchildren, or spouse); (ii) trusts for the benefit of the Participant and/or such family members; or (iii) partnerships where the only partners are the Participant and such family members.

AMENDMENT OR TERMINATION OF PLAN AND AWARD

The Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their beneficiaries; provided however, that no amendment will deprive any Participant or beneficiary of any previously declared Award. Except as required by law or by the Adjustments upon Changes in Capital Stock section, the Board may not, without the Participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to adversely affect the Participant. No amendment, suspension, or termination of the Plan will, without the Participant’s or beneficiary’s consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES OF STOCK OWNERSHIP

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock if any, already issued to such Participant.

EFFECT ON OTHER PLANS	Whether exercising or receiving an Award causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY

Notwithstanding any other provisions of the Plan, no individual acting as an agent of the Company shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT

Nothing contained in this Plan constitutes an employment contract between the Company and the Participants. The Plan does not give any Participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the Participant’s employment or other relationship with the Company.

APPLICABLE LAW	The laws of the State of Wisconsin (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN	Unless the Board extends the Plan’s term, the Administrator may not grant Awards after June 11, 2012. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

NON-VESTED PERFORMANCE SHARE UNITS

Non-vested performance share units (“NSUs”) shall be subject to the terms contained in a Performance Share Unit Award Agreement. Such Agreement shall specify the threshold, target and maximum number of shares of Common Stock that will be awarded to a Participant, depending on the achievement of one or more of the designated Performance Goals, defined below. In addition, the Agreement shall specify the term of the performance period and any other material terms of the Award. To the extent a Participant is a Covered Employee as defined in Section 162(m) of the Code and the applicable regulations promulgated thereunder, the Performance Goals will be designated no later than 90 days after the beginning of the performance period, and no shares of Common Stock will be distributed to such Participant until the Committee certifies to the attainment of such Performance Goals. The number of shares of Common Stock distributed to a Participant shall be determined at the end of the performance period based on the achievement of the Performance Goals. If the achievement is between the threshold and target, or the target and maximum Performance Goals, then the number of shares of Common Stock distributed to the Participant will be determined by linear interpolation. The distribution of shares of Common Stock will occur within ten business days of the certification of the Committee as to the attainment of the Performance Goals, subject to compliance with any federal, state or local income and employment tax withholding requirements. NSUs will vest upon the occurrence of the Participant’s death, Disability or a Change of Control and be payable at the target level, prorated for the number of full months during that performance period that the Participant was employed by the Company. Distribution of the shares of Common Stock owing to the Participant will be made no later than thirty business days after the occurrence of such events.

PERFORMANCE GOALS

“Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may be applied on an absolute or relative basis, (iii) may be valued on a growth or fixed basis, and (iv) may be applied on a Company-wide, business segment, or individual basis:

1.    Revenue

2.    Gross profit

3.    Gross profit margin percentage

4.    Operating earnings

5.    Operating earnings margin percentage

6.    Diluted earnings per share

7. Diluted earnings per share from continuing operations

8.    Earnings before interest, taxes, depreciation and amortization (or any combination thereof)

9. Net earnings

10.  Return on Invested Capital

11.  Cash flow from operating activities

12.  Free Cash Flow

13.  Total shareholder return

The above Performance Goals will be determined by applying U.S. generally accepted accounting principles, adjusted for (i) changes in accounting or (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee upon the grant of an Award.

SCHOOL SPECIALTY, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints David J. Vander Zanden and Thomas M. Slagle, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of School Specialty, Inc. held of record by the undersigned on July 12, 2007 at the 2007 Annual Meeting of Shareholders of School Specialty, Inc. to be held on August 29, 2007, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, this proxy will be voted “FOR” the election of the individuals nominated to serve as Class III directors, “FOR” the approval of the amended and restated School Specialty, Inc. Incentive Bonus Plan, “FOR” the approval of the amended and restated School Specialty, Inc. 2002 Stock Incentive Plan and “FOR” the ratification of the appointment of the independent registered public accounting firm, each of which is being proposed by School Specialty, Inc.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

SCHOOL SPECIALTY, INC.

August 29, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the

envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone

and follow the instructions. Have your proxy card

available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and

follow the on-screen instructions. Have your proxy

card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■ 20330303000000000000 7	082907

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS: (To serve until the 2010 Annual Meeting and until their successors are elected and qualified.)	2.	APPROVAL OF THE AMENDED AND RESTATED SCHOOL SPECIALTY, INC. INCENTIVE BONUS PLAN.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O A. Jacqueline Dout O Terry L. Lay O Herbert A. Trucksess, III	3.	APPROVAL OF THE AMENDED AND RESTATED SCHOOL SPECIALTY, INC. 2002 STOCK INCENTIVE PLAN.	☐	☐	☐
		4.	RATIFY DELOITTE & TOUCHE LLP AS SCHOOL SPECIALTY, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.	☐	☐	☐
		5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF).

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		Number of shares
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.	■